Exhibit 99.1

SUN COMMUNITIES, INC. TO ACQUIRE SAFE HARBOR MARINAS, LLC FOR $2.1 BILLION

Complementary High Barrier to Entry Platform Enhances Internal and External Growth Opportunities

Conference Call Today at 10:00 AM ET

Southfield, MI, September 29, 2020 - Sun Communities, Inc. (NYSE: SUI) (the “Company” or “Sun”), a real estate investment trust (“REIT”) that owns and operates or has an interest in manufactured housing and recreational vehicle communities, today announced that it has entered into a definitive merger agreement to acquire Safe Harbor Marinas, LLC (“Safe Harbor”). Safe Harbor’s full operating team, led by Baxter Underwood, will run Safe Harbor as a subsidiary of the Company independently from Sun’s manufactured home and recreational vehicle community business.

Safe Harbor is the largest and most diversified marina owner and operator in the United States. It owns and operates 101 marinas, manages five marinas on behalf of third parties and has an approximate 40,000-member network of boat owners across 22 states. Safe Harbor’s portfolio of high quality, prime coastal market marinas generates recurring rental income from annual and seasonal leases and further diversifies Sun’s geographic and demographic footprint. Safe Harbor has a proven ability to generate organic and external growth. The acquisition, which is expected to be accretive to 2021 Core FFO per share, will comprise approximately 15% of the Company’s pro forma total annual rental revenue.

Subject to closing adjustments, the aggregate purchase price for Safe Harbor is approximately $2.11 billion. At the closing, the Company will (i) assume debt in the estimated amount of approximately $808 million, (ii) issue the sellers REIT operating partnership common and preferred OP units in the estimated amount of approximately $130 million, and (iii) pay the balance of the purchase price in cash. The mix of consideration will depend on the amount of common and preferred OP units the sellers elect to receive and other factors. The actual amounts of each component of the merger consideration may be materially higher or lower than the foregoing estimates. The transaction is subject to customary closing conditions and is expected to close in the fourth quarter 2020.

“Safe Harbor’s scale and unique positioning, coupled with the fragmented marina industry, should provide us with incremental channels to drive shareholder value in the coming years,” said Gary A. Shiffman, Sun’s Chairman and CEO. “This transaction increases our geographic and customer diversity and introduces a new platform that can enhance our ability to generate industry leading returns.”

Mr. Shiffman continued, “We have studied the marina business for several years and fostered a collegial relationship with the Safe Harbor team. Safe Harbor is a leading owner-operator in the space and we are excited to join forces in order to grow this portfolio of irreplaceable premier assets. We believe the Safe Harbor team will capitalize on growth opportunities using Sun’s advantageous cost of capital and our ability to facilitate transactions using our common stock and OP units as currency.”

Baxter Underwood said, “The opportunity to join the Sun platform is an exciting development for Safe Harbor. We are proud of our work in making Safe Harbor the industry leader and were extremely careful in selecting the right partner to facilitate Safe Harbor’s continued growth. We are looking forward to partnering with Sun and are eager to contribute to the continued success of the combined enterprise.”

Citigroup acted as financial advisor to the Company and Jaffe, Raitt, Heuer & Weiss, Professional Corporation acted as legal advisor. Moelis & Company LLC acted as lead financial advisor and Citizens Capital Markets also acted as financial advisor to Safe Harbor and Sidley Austin LLP and Duane Morris LLP acted as legal advisors.

Safe Harbor Marinas was built in partnership with American Infrastructure Funds, Koch Real Estate Investments, Weatherford Capital, and Guggenheim Partners.

A conference call to discuss the acquisition will be held today, Tuesday, September 29, 2020 at 10:00 A.M. (ET). To participate, call toll-free 877-407-9039. Callers outside the U.S. or Canada can access the call at 201-689-8470. A replay will be available following the call through October 13, 2020, and can be accessed toll-free by calling 844-512-2921 or by calling 412-317-6671. The Conference ID number for the call and the replay is 13711123.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this press release that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as “forecasts,” “intends,” “intend,” “intended,” “goal,” “estimate,” “estimates,” “expects,” “expect,” “expected,” “project,” “projected,” “projections,” “plans,” “predicts,” “potential,” “seeks,” “anticipates,” “anticipated,” “should,” “could,” “may,” “will,” “designed to,” “foreseeable future,” “believe,” “believes,” “scheduled,” “guidance”, “target” and similar expressions are intended to identify forward-looking statements, although not all forward looking statements contain these words. These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties and other factors, both general and specific to the matters discussed in or incorporated herein, some of which are beyond the Company’s control. These risks, uncertainties and other factors may cause the Company’s actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks disclosed under “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and the Company’s other filings with the Securities and Exchange Commission from time to time, such risks, uncertainties and other factors include but are not limited to:

•	outbreaks of disease, including the COVID 19 pandemic, and related stay at home orders, quarantine policies and restrictions on travel, trade and business operations;

•	changes in general economic conditions, the real estate industry and the markets in which the Company operates;

•	difficulties in the Company’s ability to evaluate, finance, complete and integrate acquisitions (including the acquisition of Safe Harbor), developments and expansions successfully;

•	the Company’s liquidity and refinancing demands;

•	the Company’s ability to obtain or refinance maturing debt;

•	the Company’s ability to maintain compliance with covenants contained in its debt facilities;

•	availability of capital;

•	changes in foreign currency exchange rates, including between the U.S. dollar and each of the Canadian and Australian dollars;

•	the Company’s ability to maintain rental rates and occupancy levels;

•	the Company’s failure to maintain effective internal control over financial reporting and disclosure controls and procedures;

•	increases in interest rates and operating costs, including insurance premiums and real property taxes;

•	risks related to natural disasters such as hurricanes, earthquakes, floods, and wildfires;

•	general volatility of the capital markets and the market price of shares of the Company’s capital stock;

•	the Company’s failure to maintain its status as a REIT;

•	changes in real estate and zoning laws and regulations;

•	legislative or regulatory changes, including changes to laws governing the taxation of REITs;

•	litigation, judgments or settlements;

•	competitive market forces;

•	the ability of purchasers of manufactured home buyers and boats to obtain financing; and

•	the level of repossessions by manufactured home lenders.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements included in this press release, whether as a result of new information, future events, changes in its expectations or otherwise, except as required by law.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statement